Exhibit 8.1

SUBSIDIARIES OF SCORPIO TANKERS INC.

Company	Incorporated in

Noemi Shipping Company Limited	The Republic of The Marshall Islands
Senatore Shipping Company Limited	The Republic of The Marshall Islands
Venice Shipping Company Limited	The Republic of The Marshall Islands
STI Harmony Shipping Company Limited	The Republic of The Marshall Islands
STI Heritage Shipping Company Limited	The Republic of The Marshall Islands
STI Conqueror Shipping Company Limited	The Republic of The Marshall Islands
STI Matador Shipping Company Limited	The Republic of The Marshall Islands
STI Gladiator Shipping Company Limited	The Republic of The Marshall Islands
STI Highlander Shipping Company Limited	The Republic of The Marshall Islands
STI Spirit Shipping Company Limited	The Republic of The Marshall Islands
STI Coral Shipping Company Limited	The Republic of The Marshall Islands
STI Diamond Shipping Company Limited	The Republic of The Marshall Islands
STI Amber Shipping Company Limited	The Republic of The Marshall Islands
STI Topaz Shipping Company Limited	The Republic of The Marshall Islands
STI Ruby Shipping Company Limited	The Republic of The Marshall Islands
STI Garnet Shipping Company Limited	The Republic of The Marshall Islands
STI Onyx Shipping Company Limited	The Republic of The Marshall Islands
STI Sapphire Shipping Company Limited	The Republic of The Marshall Islands
STI Emerald Shipping Company Limited	The Republic of The Marshall Islands
STI Chartering and Trading Limited	The Republic of The Marshall Islands
Sting LLC	State of Delaware, United States of America